Exhibit 10.2

ADOPTION OF HUNTSMAN SUPPLEMENTAL EXECUTIVE MPP PLAN

AND

TRANSFER OF LIABILITIES

THIS INSTRUMENT, made and executed as of the 23rd day of December, 2005, by and among HUNTSMAN INTERNATIONAL LLC, HUNTSMAN PETROCHEMICAL CORPORATION, and HUNTSMAN PURCHASING, LTD, WITNESSES THAT:

WHEREAS, Huntsman International LLC as the successor by merger to Huntsman LLC is sponsoring the Huntsman Supplemental Executive Retirement Plan (the “SERP”), an unfunded nonqualified pension plan originally established by Huntsman Chemical Corporation to provide certain executive employees with benefits that could not be provided, due to legal limitations, under the Huntsman Defined Benefit Pension Plan, a qualified defined benefit pension plan, and the Huntsman Money Purchase Pension Plan, a qualified money purchase pension plan; and

WHEREAS, Huntsman Petrochemical Corporation and Huntsman Purchasing, Ltd are participating employers in the SERP; and

WHEREAS, the parties are restating the SERP effective July 1, 2004 to reflect the changes in the formula of the Huntsman Defined Benefit Pension Plan and the merger of the Polyurethanes Executive Pension Plan and the Polyurethanes Excess Benefit Plan into the SERP; and

WHEREAS, the parties desire to adopt a separate plan effective as of July 1, 2004 to be known as the Huntsman Supplemental Executive MPP Plan to provide the benefits of the SERP for eligible executive employees that because of legal limits cannot be provided by the Huntsman Money Purchase Pension Plan and to transfer to the Huntsman Supplemental Executive MPP Plan from the SERP the existing liabilities for such benefits.

NOW, THEREFORE, effective July 1, 2004 the parties hereby adopt the Huntsman Supplemental Executive MPP Plan (the “Executive MPP Plan”) in the form attached hereto and by this reference incorporated herein and transfer to the Executive MPP Plan the liabilities of the SERP for all benefits set forth in Article V of the SERP as the SERP existed immediately prior to its restatement effective July 1, 2004.  All administrative actions taken under the SERP from July 1, 2004 to the date of the adoption of this Agreement with respect to the liabilities of the SERP transferred to the Executive MPP Plan hereunder, including any payment of such benefits to participants in the SERP, shall be treated in all respects as actions taken by the Executive MPP Plan so that there is no duplication of benefits or liabilities as a result of the existence of the two plans.  All rights to supplemental benefits in excess of those provided under the Huntsman Money Purchase Pension Plan for participants whose termination of employment occurs on or after July 1, 2004 shall be governed by the terms of the Executive MPP Plan and not by the SERP.

DATED as of the day and year first above written.

SPONSOR:

HUNTSMAN INTERNATIONAL LLC

	By:	/s/ Peter R. Huntsman
	Name:	Peter R. Huntsman
	Title:	President and CEO

PARTICIPATING EMPLOYERS:

HUNTSMAN PETROCHEMICAL CORPORATION

	By:	/s/ Peter R. Huntsman
	Name:	Peter R. Huntsman
	Title:	President and CEO

HUNTSMAN PURCHASING, LTD

	By:	/s/ Peter R. Huntsman
	Name:	Peter R. Huntsman
	Title:	President and CEO

2

HUNTSMAN

SUPPLEMENTAL EXECUTIVE MPP PLAN

THIS SUPPLEMENTAL EXECUTIVE MPP PLAN is effective as of July 1, 2004 except as otherwise provided in this Plan.

ARTICLE I

NAME

1.1          Name.  The Plan shall be known as “THE HUNTSMAN SUPPLEMENTAL EXECUTIVE MPP PLAN” and is hereinafter sometimes referred to as the “Plan”.

ARTICLE II

PURPOSE, TRANSFER OF LIABILITIES AND SPECIAL EFFECTIVE DATES

2.1          Purpose.  The primary purpose of this Plan is to provide benefits for certain key employees that cannot be provided under the Huntsman Money Purchase Pension Plan because of certain limitations.  The Plan is intended to be an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and shall be administered as such.

2.2          History and Transfer of Liabilities.  Prior to July 1, 2004, the Huntsman Supplemental Executive Retirement Plan (the “Huntsman SERP”) provided benefits to certain executive employees in excess of benefits that could be provided under the Huntsman Defined Benefit Pension Plan and the Huntsman Money Purchase Pension Plan.  Effective with the restatement of the Huntsman SERP effective July 1, 2004, this Plan is established and the liabilities of the Huntsman SERP as it existed immediately prior to its restatement effective July 1, 2004 for supplemental benefits in excess of those provided under the Huntsman Money Purchase Pension Plan have been transferred to this Plan.  All administrative actions, including the payment of benefits, with respect to the liabilities transferred to this Plan taken after the effective date of this Plan shall be treated in all respects as action taken under this Plan.  It is intended that there be no duplication of benefits, taking into account this Plan and the Huntsman SERP, and this Plan shall be interpreted and administered accordingly.

All rights to supplemental benefits in excess of those provided under the Huntsman Money Purchase Pension Plan for employees whose termination of employment occurs on or after July 1, 2004 shall be governed by the terms of this Plan.  The benefits of a Member whose employment terminates prior to the Effective Date of this Plan shall be governed by the Huntsman SERP as it existed at the time the employment terminated.

i

2.3          Special Effective Dates.  The following provisions are subject to special effective dates:

(a)           Section 3.4 defining “Commencement Date” is effective January 1, 2005.  For the period prior to January 1, 2005, the term “Commencement Date” shall have the meaning set forth in Section 3.5 of the Huntsman SERP as it existed immediately prior to its restatement effective July 1, 2004.

(b)           Section 3.8 defining “Employer” is effective August 16, 2005.  Prior to August 16, 2005 the Plan is being sponsored by Huntsman LLC with Huntsman International LLC as a participating employer along with the other participating employers set forth in Section 3.8.  Section 3.8 shall be administered accordingly.

(c)           Section 3.13 defining “Plan Administrator” is effective August 16, 2005.  Prior to August 16, 2005, the Plan Administrator is the person or entity designated by the President of Huntsman LLC (or in the absence of an effective designation it is the President of Huntsman LLC).

(d)           Section 4.6 governing elections to change the form of payment of benefits is effective for Commencement Dates on and after January 1, 2005.  For Commencement Dates prior to January 1, 2005, elections to change the form of the payment of benefits shall be governed by the terms of Section 5.6 of the Huntsman SERP as it existed immediately prior to its restatement effective July 1, 2004.

ARTICLE III

DEFINITIONS

When used herein, the following words shall have the meanings indicated, unless the context clearly indicates otherwise:

3.1          Affiliate.  The word “Affiliate” shall mean (i) a corporation which is a member of a controlled group of corporations (within the meaning of Section 1563(a) of the Code determined without regard to Sections 1563(a)(4) and (e)(3)(C) thereof) which includes an Employer, provided that the phrase “more than 50 percent” shall be substituted for the phrase “at least 80 percent” in Section 1563(a)(1) of the Code, and (ii) any trade or business (whether or not incorporated) which is under common control (as defined in Section 414(c) of the Code as modified by Section 415(h) of the Code and regulations thereunder) with an Employer.

3.2          Beneficiary.  The word “Beneficiary” shall mean the person or persons entitled to receive benefits upon the death of a Member under this Plan.

3.3          Code.  The word “Code” shall mean the Internal Revenue Code of 1986, as amended.

3.4          Commencement Date.  The words “Commencement Date” shall mean the Termination Date of the Member, provided, however, if the Member is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) as of the Termination Date, then the Commencement Date shall be the date that is six months after the Termination Date.

3.5          Compensation.  The word “COMPENSATION” has the following meaning:

(a)           “Compensation” shall mean the total of all amounts paid by the Employer by reason of services performed by the Member, including any amount of Annual General Bonus Program Pay and Discretionary Target Bonus Program Pay.

(b)           Notwithstanding the foregoing, the Member’s Compensation shall be determined without taking into account any of the following:

(1)           Contributions or payments by the Employer for or on account of the Member under any employee benefit plan, including but not limited to any qualified pension plan and any health or welfare plan;

(2)           Compensation that is not subject to employer income tax withholding under Code Section 3402 (or any successor thereof);

(3)           Income caused by the exercise of stock options;

(4)           Income attributable to benefits received under any long term disability plan maintained by the Company;

(5)           Incentive payments received under the Huntsman Cost Reduction Incentive Plan or similar temporary incentive plans so identified by the Plan Administrator; and

(6)           Automobile, housing, hardship, travel, meal or entertainment allowance; relocation expenses, including relocation allowance, living expenses and moving expenses; lump sum payments upon termination of employment; travel bonus; miscellaneous, memo or other lump sum earnings; foreign service premium; severance payments; tax assistance program payments; payments for medical or dental insurance waivers, insurance additive; and other taxable fringe benefits including physical exams and Christmas gifts or awards.

(c)           Notwithstanding the foregoing, a Member’s Compensation shall include contributions made on behalf of the Member under a salary reduction agreement to any plan of the Employer qualifying under Code Sections 125, 401(k), or 408(k), and any amounts earned during the applicable month but deferred at the election of the Member pursuant to the terms of this Plan or any other nonqualified deferred compensation plan of the Employer.

3.6          Disability.  The word “Disability” shall mean any medically determinable physical or mental impairment which is considered a permanent disability under the terms of the Money

Purchase Pension Plan; provided, however, on and after January 1, 2005 an impairment shall not be considered a Disability for purposes of this Plan unless it is determined by the Plan Administrator that the Member is disabled within the meaning of Code Section 409A(a)(2)(C).

3.7          Effective Date.  The “Effective Date” of this Plan is July 1, 2004.

3.8          Employer.  The word “Employer” shall mean the Huntsman International LLC.  In addition, unless the context indicates otherwise, as used in this Plan, the term “Employer” shall also mean and include any other Affiliate of Huntsman International LLC that has been granted permission by the Board of Directors of Huntsman International LLC to participate in this plan.  This permission shall be granted under such conditions and upon such conditions as the Board of Directors deems appropriate. By a separate schedule, an adopting employer may set forth the manner in which this Plan will apply to its participating employees.  The following entities are participating employers:

Huntsman Petrochemical Corporation

Huntsman Purchasing, Ltd

Huntsman Polymers Corporation

Huntsman Expandable Polymers Company, LC

Huntsman Propylene Oxide Ltd

Tioxide Americas Inc.

Huntsman Advanced Materials Americas Inc.

The obligations of an Employer hereunder shall be limited to the employees of that Employer participating in this Plan.

3.9          Member.  The word “Member” shall mean those executive employees of an Employer participating in the Huntsman SERP immediately prior to its restatement effective July 1, 2004.  In addition, it means an executive employee of an Employer who is specifically designated as a Member by the President (or the employee of the Employer who has the responsibilities of the chief executive officer of that Employer if there is no employee with the title of president) of that Employer.  The designation shall specify the date as of which the executive employee becomes a Member of the Plan.  Notwithstanding the foregoing provisions of this section, the President of the Employer (or the employee of the Employer who has the responsibilities of the chief executive officer of that Employer if there is no employee with the title of president) shall have full discretion to adjust the status of any individual that is an employee of that Employer for purposes of this Plan (whether to include an employee or to remove an employee or to set or adjust the terms of participation).  In the event an individual ceases to be a Member of the Plan or otherwise experiences a change in status, any rights earned under this Plan prior to the change in status shall be paid to the individual at such time as it would otherwise have been, but for the change in status, under the terms of this Plan (subject to the Employer rights to amend or terminate the Plan in Section 5.3).

3.10        Money Purchase Pension Plan.  The words “Money Purchase Pension Plan” shall mean the Huntsman Money Purchase Pension Plan.

3.11        Past Service.   “Past Service” shall mean the service with a predecessor employer of a Member for which the Board of Directors of the Employer grants credit under this Plan.

Credits of past service granted under the Huntsman SERP with respect to benefit liabilities transferred to this Plan shall be taken into account under this Plan.

3.12        Plan.  The word “PLAN” shall mean the Supplemental Executive MPP Plan set forth in and by this document, as the same may be amended from time to time.

3.13        Plan Administrator.  The words “Plan Administrator” shall mean the person or entity designated by the President of HUNTSMAN INTERNATIONAL LLC to administer this Plan.  In the absence of an effective designation, it shall mean the President of HUNTSMAN INTERNATIONAL LLC.

3.14        “Reasonable Cause“ shall mean any of the following, with respect to the Member’s position with the Employer:

(a)           Gross negligence, fraud, dishonesty or willful violation of any law or material violation of any significant Employer policy, committed in connection with the position and resulting in a material adverse effect on the Employer; or

(b)           Failure to substantially perform (for reasons other than medically determinable disability) the duties reasonably assigned or appropriate to the position, in a manner reasonably consistent with prior practice;

provided, however, that the term “Reasonable Clause” shall not include ordinary negligence or failure to act, whether due to an error in judgment or otherwise, if the Member has exercised substantial efforts in good faith to perform the duties reasonably assigned or appropriate to the position.

3.15        Termination Date.  The words “Termination Date” shall mean the date the Member ceases to render services of the Employer and all Affiliates for any reason whatsoever, voluntary or involuntary other than on account of the death of the Member, provided, however, if the Plan Administrator determines that the Member who ceases to render services on or after January 1, 2005 has not experienced a “separation from service” within the meaning of Code Section 409A(a)(2)(A)(i) on the date that would otherwise be a Termination Date hereunder, then the “Termination Date” for purposes of the Plan shall be the first date thereafter as of which the Member has experienced a separation from service within the meaning of Code Section 409A(a)(2)(A)(i).

3.16        Vested Member.  The words “Vested Member” shall mean:

(a)           a Member who is credited with ten or more Years of Service;

(b)           a Member who experiences a Termination Date on account of death or disability (as disability is defined in the Money Purchase Pension Plan), or on or after attaining normal retirement age under the Money Purchase Pension Plan; or

(c)           a Member whose employment is terminated by the Employer without Reasonable Cause.

v

3.17        Year of Service.  The words “Year of Service” shall mean a year of service as that term is defined under the Money Purchase Pension Plan, taking into account, however, only actual service with the Employer or an Affiliate of the Employer, and disregarding service for a prior employer credited under the Money Purchase Pension Plan if that prior employer was not an Affiliate of the Employer.  It also includes the service for a predecessor employer of a Member for which the Board of Directors of the Employer grants credit for vesting purposes under this Plan.  Credits toward vesting granted under the Huntsman SERP with respect to benefit liabilities transferred to this Plan shall be taken into account under this Plan.

ARTICLE IV

SUPPLEMENTAL BENEFIT

4.1          Benefit.  The Employer shall establish an account for each Vested Member which shall be adjusted as follows:

(a)           The account of the Member shall be credited with the sum of the positive differences, if any, between (1) and (2) below for each Plan Year (or a fraction thereof if applicable for the Plan Year containing October 1, 2001 or a later date during which the Member enters the Plan or the Plan Year containing the Commencement Date) from and after the date the Member became a Member of the Plan (which date however shall not be earlier than October 1, 2001):

(1)           The annual contribution allocation that would have been credited to the account of the Member if the allocation had been made under the Money Purchase Pension Plan (i) by taking into account the Past Service of the Member, (ii) by taking into account the Compensation of the Member, and (iii) without taking into account the limitations of Code Sections 415 and 401(a)(17).

(2)           The annual contribution allocation that has been credited to the account of said Member under the Money Purchase Pension Plan in accordance with the terms of the Money Purchase Pension Plan.

The account for a Plan Year under this Section 4.1(a) shall be credited on the last day of the Plan Year (or on a quarterly basis during the Plan Year under rules established by the Plan Administrator for a Member during the period such Member is not entitled to participation at the highest contribution level in the Money Purchase Pension Plan).

(b)           The account shall be adjusted at the end of each Plan Year (and as of the Commencement Date if the Commencement Date is not the end of a Plan Year) under rules established by the Plan Administrator to reflect the increase or decrease that would have been incurred by the account if the account had been invested for the applicable period in the investments selected in advance by the Member from those made available by the Plan Administrator, or to the extent no selection has properly been made, by adjusting the account to reflect the increase or decrease that would have been incurred by the account for the applicable period if the account had been invested for the applicable period in the fixed income fund selected in its sole discretion by the Plan Administrator. The Plan Administrator shall prescribe such rules as it deems necessary or appropriate regarding the adjustments to be made to the account to reflect the timing of investment elections made by the Member and the timing of amounts being credited or debited to the account.

(c)           The account of a Member shall be debited with the amount paid to or on behalf of the Member under this Plan.

4.2          Statement of Accounts.  The Plan Administrator shall provide to each Member within one hundred twenty (120) days after the close of each Plan Year, a statement in such form as the Plan Administrator selects setting forth the balance in the account of the Member as of the last day of the Plan Year just ended.

4.3          Accounting Device Only.  The account shall be utilized solely as a device for the measurement and determination of the amounts to be paid to the Member under this Plan.  The account shall not constitute or be treated as a trust fund of any kind.

4.4          Benefit Payment.  A Member shall be entitled to a payment equal to the amount credited to his or her account as of the Commencement Date.  The payment shall commence to be paid on the date that is 30 days following the Commencement Date or as soon thereafter as administratively feasible.

4.5          Form of Payment.  The amount due the Member shall be paid in one of the following forms as elected by the Member in writing in connection with the enrollment of the Member in the Plan or in a subsequent election that is valid in accordance with the terms of the Plan as it existed at the time the election was made (including any election made under the Huntsman SERP relating to the liabilities transferred to the Plan):

(a)           single lump sum payment;

(b)           a life annuity on the life of the Member purchased for an amount equal to the amount credited to the account from a legal reserve life insurance company;

(c)           a joint and survivor annuity with an annuitant selected by the Member purchased for an amount equal to the amount credited to the account from a legal reserve life insurance company; or

(d)           installments over a period certain selected by the Member that does not exceed 10 years.

In the event payment is made in installments, the account used to measure the amount due the Member shall continue to be adjusted under rules prescribed by the Plan Administrator as provided in Section 4.1(b).  In the event no form of payment is elected, the amount due the Member shall be paid in a form of a single lump sum payment.  Notwithstanding the foregoing, in the event the account of the Member does not exceed $25,000, such benefits shall be paid in the form of a single lump sum payment to the Member without regard to the form of payment elected by the Member.

4.6          Election To Change Form of Payment.  Prior to January 1, 2007, a Member may change his or her election of the form of payment for a Commencement Date by submitting a written election form to the Plan Administrator; provided such election shall not be effective for a Commencement Date that is less than 12 months from the date the election form was received by the Plan Administrator unless it is received at least 30 days before the Termination Date and the Plan Administrator, in its sole discretion, approves the form of payment selected.  Notwithstanding the forgoing, a Member may not change a form of election on or after January 1, 2006 with respect to payments that would otherwise be received in 2006 or to cause payments to be made in 2006.

On and after January 1, 2007, a Member may change his or her election of the form of payment for a Commencement Date by submitting a written election form to the Plan Administrator; provided

(a)           such election shall not be effective for a Commencement Date on account of Disability that is less than 12 months from the date the election form was received by the Plan Administrator; and

(b)           such election shall not be effective for a Commencement Date on account of a separation from service (other than on account of Disability) that is less than 5 years from the date the election form was received by the Plan Administrator.

For purposes of this Section 4.6, it shall not be considered a change in the form of payment to change the form of payment from one of the annuity forms under (b) or (c) of Section 4.5 to the other annuity form of payment provided that the change is made before any annuity payment has been made and provided further that the two annuities are actuarially equivalent using reasonable actuarial assumptions.

4.7          Payment to Beneficiary.  In the event a Member dies before benefits commence to be paid to the Member (or the Member is receiving benefits in the form of installment payments which have not been fully paid to him), the Employer shall pay any remaining amount due on behalf of the Member hereunder to the Beneficiary of the Member.  Such payment shall be in the form of a single cash payment and shall be paid on the date that is 30 days following the date of death or as soon thereafter as administratively feasible.  A Member may designate a Beneficiary on the form prescribed by and delivered to the Plan Administrator.  If no Beneficiary is properly designated under this Plan, then the Beneficiary shall be the person entitled at the death of the Member under the terms of the Money Purchase Pension Plan to receive any death benefits payable under the Money Purchase Pension Plan on account of the death of that Member.  If there is no Beneficiary after application of the foregoing provisions of this Section, then the payment shall be made to the estate of the Member.  If under these rules the benefits are payable to the estate of the Member, and either the Plan Administrator cannot locate a qualified representative of the deceased Member’s estate, or if administration of the estate is not otherwise required, the Plan Administrator in its discretion may make the distribution to the deceased Member’s heirs at law, determined in accordance with the law of the State of the Member’s domicile in effect as of the date of the Member’s death.

ARTICLE V

ADMINISTRATION OF THE PLAN

5.1          Plan Administration.  The Plan Administrator shall have the full authority to interpret and construe the Plan and to issue such administrative procedures as it deems appropriate.  The Plan Administrator shall have the duty and responsibility of maintaining records, making the requisite calculations and disbursing the payments hereunder.  The Plan Administrator’s interpretations, determinations, regulations and calculations shall be final and binding on all persons and parties concerned.

5.2          Claims Procedure.  The Plan Administrator shall establish reasonable procedures for the submission and review of claims with respect to benefits under the Plan.  A copy of the claims procedures for the Plan shall be available from the Plan Administrator.  The failure of a claimant to follow the claims procedures with respect to a claim, including the review procedures, shall result in the loss of the right to bring an action in court with respect to the claim.

5.3          Amendment and Termination.

(a)           The Employer may amend or terminate the Plan as it relates to the employees of that Employer at any time, provided, however, that no such amendment or termination shall adversely affect the benefit to which a Member or the Beneficiary of such Member would be entitled immediately prior to the date of such amendment or termination if the employment of the Member had then ended unless the change is necessary to keep the Plan in compliance with the applicable provisions of law, including Code Section 409A, so as to avoid adverse income tax consequences to participants in the Plan..  In the event of a termination, benefits shall be retained under the terms of the Plan until the Member reaches his or her Commencement Date under the Plan; provided, however the liabilities of this Plan may in the discretion of the Employer be transferred to another plan or program of the Employer.  The Plan Administrator may amend this Plan in the place of the Employer so long as the amendment does not materially increase the cost of the Plan to the Employer.

(b)           During a period beginning April 1, 2005 and ending December 31, 2005, a Member may by written notice to the Plan Administrator elect to terminate participation in the Plan.  The termination of participation in the Plan as set forth in the notice shall be effective on the date of the written notice.  Thereafter the Member shall no longer accrue any additional benefits under this Plan.  The benefits of the Member shall be determined as if the Plan had terminated as of the date of the notice and such benefits shall be paid to the Member in the form of a single cash lump sum payment on the date that is 60 days of the date of the notice or as soon thereafter as is administratively feasible.

5.4          Payments.  The Employer will pay all benefits arising under this Plan.  There shall be deducted from each payment any federal, state or local withholding or taxes or charges which may be required under applicable law as determined by the Employer.  The benefits hereunder shall not be treated as compensation from the Employer for purposes of any other benefit plan or program of the Employer unless specifically designated as compensation in such other benefit plan or program.

5.5          Non-assignability of Benefits.  The benefits payable hereunder or the right to receive future benefits under the Plan may not be anticipated, alienated, pledged, encumbered, or subjected to any charge or legal process, and if any attempt is made to do so, or a person eligible for any benefits becomes bankrupt, the interest under the Plan of the person affected may be terminated by the Plan Administrator which, in its sole discretion, may cause the same to be held or applied for the benefit of one or more of the dependents of such person or make any other disposition of such benefits that it deems appropriate.

5.6          Status of Plan.  Nothing contained herein shall be construed as providing for assets to be held in trust or escrow or any other form of asset segregation for the Member or for any other person or persons to whom benefits are to be paid pursuant to the terms of this plan, the Member’s only interest hereunder being the right to receive the benefits set forth herein.  To the extent any person acquires a right to receive benefits under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Employer.

5.7          Indemnification.  To the extent permitted by law, the Employer shall indemnify each member of the Board of Directors and any other employee of the Employer to whom duties are assigned with respect to this Plan, against expenses (including any amount paid in settlement) reasonably incurred by him or her in connection with any claims against him or her by reason of his or her conduct in the performance of his or her duties under the Plan, except in relation to matters as to which he/she acted fraudulently or in bad faith in the performance of such duties.  This right of indemnification shall be in addition to any other right to which the Board or other person may be entitled as a matter of law or otherwise, and shall pass to the estate of a deceased person.

5.8          Reports and Records.  The Plan Administrator and those to whom the Plan Administrator has delegated duties under the Plan shall keep records of all their proceedings and actions and shall maintain books of account, records, and other data as shall be necessary for the proper administration of the Plan and for compliance with applicable law.

5.9          Finances.  The costs of the Plan shall be borne by the Employer.  The rights of the Member (or of his Beneficiary) to benefits under the Plan shall be solely those of an unsecured general creditor of the Employer.  Any assets acquired by or held by the Employer or set aside in a trust set up by the Employer shall not be deemed to be held as security for the performance of the obligations of the Employer under this Plan.  Notwithstanding the foregoing, to the extent under the terms of a trust set up by the Employer payments are made by the Trustee of said Trust to the Member with respect to benefits under this Plan, such payments shall satisfy the obligations of the Employer hereunder to the extent of the payments made.

5.10        Nonguarantee of Employment.  Nothing contained in this Plan shall be construed as a contract of employment between the Employer and any Member, or as a right of any Member to be continued in employment of the Employer, or as a limitation on the right of the Employer to discharge any of its employees, with or without cause.

x

5.11        Applicable Law.  All questions pertaining to the construction, validity and effect of the Plan shall be determined in accordance with the laws of the United States and to the extent not pre-empted by such laws, by the laws of the State of Utah.

5.12        Headings.  The headings of Sections and Articles in this Plan are for convenience purposes only and shall in no way control or be used in the interpretation of the content of the Sections or Articles or this Plan as a whole.

5.13        Number and Gender.  Where the context requires, the singular shall include the plural and the plural shall include the singular, and any gender shall include both other genders.

ARTICLE VI

TRANSFER OF EMPLOYEES AMONG AFFILIATED COMPANIES

The transfer of a Member from employment with the Employer to employment with an Affiliate shall not be deemed a termination of employment under this Plan.  If the Affiliate is an Employer under this Plan, that Employer shall determine whether the Member shall continue to participate in this Plan as an employee of that Employer.  For purposes of this Plan, the last Employer of a Member shall be liable for the Member’s benefits hereunder even though a portion of the liability is attributable to periods of service for another Employer.

In the event the Member is transferred to an Affiliate that does not participate in this Plan, the Member shall cease to participate in this Plan but the former Employer shall continue to maintain the accounts and benefits of the Member earned under this Plan until the benefits become payable to the Member hereunder.

Adopted this 23rd day of December, 2005.

HUNTSMAN INTERNATIONAL LLC
for itself and as successor in interest by merger to
HUNTSMAN LLC

By:	/s/ Peter R. Huntsman
Name:	Peter R. Huntsman
Title:	President and CEO

PARTICIPATING EMPLOYERS:

HUNTSMAN PETROCHEMICAL CORPORATION

By:	/s/ Peter R. Huntsman
Name:	Peter R. Huntsman
Title:	President and CEO

HUNTSMAN PURCHASING, LTD

By:	/s/ Peter R. Huntsman
Name:	Peter R. Huntsman
Title:	President and CEO

HUNTSMAN ADVANCED MATERIALS AMERICAS INC.

By:	/s/ Peter R. Huntsman
Name:	Peter R. Huntsman
Title:	President and CEO

HUNTSMAN POLYMERS CORPORATION

By:	/s/ Peter R. Huntsman
Name:	Peter R. Huntsman
Title:	President and CEO

HUNTSMAN EXPANDABLE POLYMERS COMPANY, LC

By:	/s/ Peter R. Huntsman
Name:	Peter R. Huntsman
Title:	President and CEO

HUNTSMAN PROPYLENE OXIDE LTD

By:	/s/ Peter R. Huntsman
Name:	Peter R. Huntsman
Title:	President and CEO

TIOXIDE AMERICAS INC.

By:	/s/ Peter R. Huntsman
Name:	Peter R. Huntsman
Title:	President and CEO

Appendix 1

SCHEDULE FOR PARTICIPANTS IN POLYURETHANES EXECUTIVE

PENSION PLAN AND POLYURETHANES EXCESS BENEFIT PLAN

In 1999 in connection with the acquisition of the polyurethanes business of ICI Americas, Inc., Huntsman International LLC (“International”) became the sponsor of the Polyurethanes Executive Pension Plan (the “EPP”) and the Polyurethanes Excess Benefit Plan (the “Excess Plan”), each a nonqualified pension plan providing benefits to certain key executives in excess of those that could be provided under the Polyurethanes Pension Plan, a spin-off from the ICI Americas, Inc. Pension Plan.

Effective July 1, 2004, the Polyurethanes Pension Plan (then known as the Huntsman International LLC Specialty Chemicals Pension Plan) merged into the Huntsman Defined Benefit Pension Plan and its participants became participants in the Huntsman Defined Benefit Pension Plan.  As of July 1, 2004, participants in the EPP and the Excess Plan became participants in the Huntsman Supplemental Executive Retirement Plan (the “Huntsman SERP”) in connection with the transfer of the liabilities of the EPP and the Excess Plan to the Huntsman SERP pursuant to a Merger Agreement (the “Merger”).  As of July 1, 2004, International also became a participating employer in the Huntsman Money Purchase Pension Plan.

The following provisions override any conflicting provisions of the Plan as it applies to participants in the EPP or the Excess Plan who become participants in the Plan in connection with the Merger.  Unless otherwise indicated, terms have the meaning assigned in the Plan.

(1)           Eligibility.  The employees of International who were participating in the EPP or the Excess Plan at the time of the Merger (the “Participants”) shall be participants in the Plan effective July 1, 2004 subject to the authority of the President of International to subsequently adjust the status of any of its employees for purposes of the Plan in accordance with Section 3.9 of the Plan.

(2)           Service Credits.  Participants shall be granted credit for service from July 1, 1998 under the Plan regardless of actual service, consistent with the service credits granted to eligible employees of International as of July 1, 2004 under the Huntsman Money Purchase Pension Plan.  This service shall be taken into account both for purposes of determining the annual contribution allocations under Section 4.1(a)(1) of the Plan and also as part of the Years of Service under Section 3.17 of the Plan for purposes of determining whether the Participant is a Vested Member under Section 3.16 of the Plan.

(3)           Administration. The Plan Administrator is authorized to interpret this Appendix 1 and to establish such rules and procedures as it determines necessary or desirable to administer the Plan with the provisions of this Schedule.